News Release

For Immediate Release:	For More Information, Contact:
January 21, 2026	Katie Doyle
336-286-8741

First Bancorp Reports Fourth Quarter and Full Year Results

Fourth Quarter 2025 Financial Data
(Dollars in 000s, except per share data)	Q4-2025	Q3-2025	Q4-2024
Summary Income Statement
Total interest income	$143,634	$144,200	$132,395
Total interest expense	37,435	41,711	43,554
Net interest income	106,199	102,489	88,841
Provision for credit losses	4,732	3,442	507
Noninterest income	(22,299)	(12,879)	(23,177)
Noninterest expenses	62,223	60,211	58,279
Income tax expense	1,232	5,594	3,327
Net income	$15,713	$20,363	$3,551

Key Metrics
Diluted EPS	$0.38	$0.49	$0.08
Adjusted diluted EPS (1)	$1.19	$1.01	$0.76
Book value per share	39.89	38.67	34.96
Tangible book value per share	28.23	26.98	23.17
ROA	0.49%	0.64%	0.12%
Adjusted ROA (1)	1.54%	1.31%	1.03%
ROCE	3.83%	5.14%	1.29%
Adjusted ROCE (1)	12.01%	10.55%	8.60%
ROTCE	5.80%	7.83%	1.93%
Adjusted ROTCE (1)	17.45%	15.66%	13.39%
NIM	3.58%	3.46%	3.05%
NIM- T/E	3.60%	3.47%	3.08%
Quarterly NCO ratio	0.05%	0.14%	0.04%
ACL ratio	1.42%	1.44%	1.51%

Capital Ratios (2)
Tangible common equity to tangible assets	9.61%	9.12%	8.22%
Common equity tier I capital ratio	14.06%	14.35%	14.35%
Total risk-based capital ratio	16.08%	16.58%	16.63%
(1) Q4-2025, Q3-2025 and Q4-2024 adjusted to exclude impact of securities loss of $43.7 million (after tax $33.6 million), $27.9 million (after tax $21.4 million) and $36.8 million (after tax $28.2 million), respectively. See Appendices D, E, F and G.

(2) December 31, 2025 ratios are preliminary.

Fourth Quarter 2025 Highlights
•Diluted earnings per share ("D-EPS") was $0.38 per share for the fourth quarter of 2025 compared to $0.49 for the linked quarter and $0.08 for the like quarter.
•Excluding the impact of the $43.7 million securities loss, adjusted D-EPS was $1.19 per share for the fourth quarter of 2025.
•Loan growth accelerated in the fourth quarter, resulting in total loans of $8.7 billion at December 31, 2025, representing an increase of $303.2 million, or 14.3% annualized. Total loan yield was 5.58%, down 11 basis points from the linked quarter and up 11 basis points from the like quarter.
•The yield on securities increased 14 basis points to 2.69% for the quarter ended December 31, 2025 from 2.55% for the linked quarter. A securities loss-earnback transaction was executed during November, including the sale of $342.0 million of securities and the purchase of $228.4 million of securities with a weighted average yield of 4.36%. The increased yield on the new purchases was included for half of the fourth quarter.
•Total cost of funds decreased 15 basis points to 1.36% for the quarter ended December 31, 2025 from 1.51% for the linked quarter and 1.62% for the like quarter.
•Average core deposits were $10.8 billion for the fourth quarter of 2025, a decrease of $7.8 million from the linked quarter. Total cost of deposits was 1.32%, a decrease of 14 basis points from 1.46% for the linked quarter and a decrease of 25 basis points from the like quarter at 1.57%.
•Expense management continues to be a focus. Noninterest expenses of $62.2 million represented a $2.0 million increase from the linked quarter and $3.9 million from the like quarter. The linked quarter increase was driven by a $1.8 million increase in Other operating expenses and a $0.6 million increase in Total personnel expense.
•During the fourth quarter of 2025, the Company sold an office building and recognized a pretax gain of $4.6 million.
•Noninterest-bearing demand deposits were $3.5 billion, representing 32% of total deposits at December 31, 2025. During the fourth quarter of 2025, period end customer deposits contracted by $132.8 million.
•The loan-to-deposit ratio increased to 81.2% as of December 31, 2025.
•The Company repaid $18 million of subordinated debt during the fourth quarter. As a result, along with loan growth, certain regulatory capital ratios declined during the quarter.

Fourth Quarter 2025 Results
SOUTHERN PINES, N.C. - First Bancorp (the "Company") (NASDAQ - FBNC), the parent company of First Bank, reported unaudited fourth quarter and full year earnings today. The Company announced net income of $15.7 million, or $0.38 D-EPS, for the three months ended December 31, 2025 compared to $20.4 million, or $0.49 D-EPS, for the three months ended September 30, 2025 ("linked quarter") and $3.6 million, or $0.08 D-EPS, for the fourth quarter of 2024 ("like quarter"). For the twelve months ended December 31, 2025, the Company recorded net income of $111.0 million, or $2.68 per diluted common share, compared to $76.2 million, or $1.84 per diluted common share, for the twelve months ended December 31, 2024.
Adjusting for the securities loss-earnback transaction completed in November, adjusted net income was $49.3 million, or $1.19 adjusted D-EPS, for the fourth quarter of 2025. For the twelve months ended December 31, 2025, excluding the securities loss-earnback transactions in the third and fourth quarters, adjusted net income was $166.1 million, or $4.01 adjusted D-EPS.
The Company continued to enhance net interest income and net interest margin ("NIM") during the fourth quarter of 2025. The Company recorded net interest income of $106.2 million for the fourth quarter of 2025, compared to $102.5 million for the linked quarter and $88.8 million for the like quarter. NIM for the fourth quarter of 2025 expanded to 3.58% from 3.46% for the linked quarter and 3.05% for the like quarter.
First Bancorp also continued to maintain expense control with noninterest expenses of $62.2 million for the fourth quarter of 2025, up slightly from $60.2 million for the linked quarter and $58.3 million for the like quarter. For the twelve months ended December 31, 2025, the Company recorded noninterest expense of $239.3 million, up slightly from $235.6 million, for the twelve months ended December 31, 2024.
The results for the fourth quarter 2025 include a securities loss of $43.7 million ($33.6 million after-taxes, or negative $0.81 per diluted share) from the securities loss-earnback transaction that included the sale of $342.0 million of available-for-sale securities yielding of 1.67%. The reconciliations from net income and D-EPS to adjusted net income and adjusted D-EPS (both non-GAAP measures) for the fourth quarter of 2025 are presented in Appendix D.
The results for the fourth quarter of 2025 also include a $1.6 million reduction to the potential impacts to the allowance for credit losses from Hurricane Helene ($1.2 million after-taxes or $0.03 per diluted share).The reconciliations from net income and per share impact for the fourth quarter of 2025 are presented in Appendix H.
Richard H. Moore, Chairman and CEO of the Company, stated "First Bancorp closed 2025 with strong momentum, highlighted by a 51 basis-point expansion in net interest margin for the year, solid loan growth and continued expense discipline. During the quarter we grew loans at an annualized rate of more than 14% and our earnings continued to benefit from rising asset yields as higher-yielding assets replaced lower-yielding COVID-era assets. Our liquidity, capital and credit quality remain strong and we are very pleased with the Bank's performance and its accelerating momentum as we move into 2026."

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter of 2025 was $106.2 million, an increase of 3.6% from the linked quarter of $102.5 million and 19.5% from the like quarter of $88.8 million. The increase in net interest income from the linked and like quarters was primarily driven by our focused efforts to manage deposit costs after the rate cuts by the Federal Reserve in 2025, while increasing loan yields through originations as well as increased securities yields resulting from the securities loss-earnback transactions executed in the fourth quarter of 2024 and the third and fourth quarters of 2025.
The Company’s NIM for the fourth quarter of 2025 was 3.58%, an increase of 12 basis points from the linked quarter and 53 basis points from the like quarter. Within interest-earning assets, average loans increased $237.8 million while loan yields decreased 11 basis points during the quarter to 5.58%, attributable to the three rate cuts by the Federal Reserve between September and December 2025. Also, we executed a securities loss-earnback

Fourth Quarter 2025 Results
transaction including the purchase of $228.4 million of securities with a weighted average yield of 4.36% that contributed to the 14 basis point increase in the yield on securities as compared to the linked quarter. During the quarter ended December 31, 2025, the cost of interest-bearing deposits decreased 21 basis points from the linked quarter and declined 34 basis points from the like quarter, attributable to the three rate cuts by the Federal Reserve between September and December 2024 and the three additional rate cuts between September and December 2025. The like quarter expansion of NIM was driven by the same factors described above resulting in an increase of 73 basis points in securities yield, an increase of 11 basis points in loan yields, and a decrease of 34 basis points in the cost of interest-bearing deposits.

	For the Three Months Ended
YIELD INFORMATION	December 31, 2025	September 30, 2025	December 31, 2024

Yield on loans	5.58%	5.69%	5.47%
Yield on securities	2.69%	2.55%	1.96%
Yield on other earning assets	4.31%	4.64%	4.49%
Yield on total interest-earning assets	4.84%	4.86%	4.55%

Cost of interest-bearing deposits	1.97%	2.18%	2.31%
Cost of borrowings	7.04%	7.20%	7.66%
Cost of total interest-bearing liabilities	2.02%	2.24%	2.38%
Total cost of funds	1.36%	1.51%	1.62%
Cost of total deposits	1.32%	1.46%	1.57%

Net interest margin (1)	3.58%	3.46%	3.05%
Net interest margin - tax-equivalent (2)	3.60%	3.47%	3.08%
Average prime rate	7.02%	7.46%	7.81%

(1) Calculated by dividing annualized net interest income by average earning assets for the period.
(2) Calculated by dividing annualized tax-equivalent net interest income by average earning assets for the period. The tax-equivalent amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using the expected tax rate and is reduced by the related nondeductible portion of interest expense.

See Appendix I regarding loan purchase discount accretion and its impact on the Company's NIM.

Provision for Credit Losses and Credit Quality
For the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, the Company recorded $4.7 million, $3.4 million and $0.5 million in provision for credit losses, respectively. The provision for the fourth quarter of 2025 was driven by net charge-offs of $1.1 million and reserves related to $303.2 million of loan growth, partially offset by the $1.6 million reduction in reserves for potential credit exposure from Hurricane Helene. The net effect of these factors was a $2.6 million increase in the allowance for credit losses to $123.6 million, or 1.42% of loans. Additionally, the $1.0 million provision for unfunded commitments during the quarter was the result of an increase in the level of available unfunded lending commitments. The provision for the fourth quarter of 2024 was driven by loan growth and net charge offs.
Based upon its continuing evaluation of the potential impacts from Hurricane Helene, the Company adjusted the incremental reserve for potential exposure from Hurricane Helene to $1.9 million as of December 31, 2025. The remaining incremental reserve contributes two basis points to the Allowance for Credit Losses at period end.
Asset quality remained strong with annualized net loan charge-offs of 0.05% for the fourth quarter of 2025. Total nonperforming assets ("NPAs") totaled $37.7 million at December 31, 2025, or 0.30% of total assets, down slightly from 0.31% at September 30, 2025 and consistent with 0.30% at December 31, 2024.

Fourth Quarter 2025 Results
The following table presents the summary of NPAs and asset quality ratios for each period.

ASSET QUALITY DATA ($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024

Nonperforming assets
Nonaccrual loans	$36,315	$37,289	$31,779
Accruing loans > 90 days past due	—	—	—
Total nonperforming loans	36,315	37,289	31,779
Foreclosed real estate	1,425	1,718	4,965
Total nonperforming assets	$37,740	$39,007	$36,744

Asset Quality Ratios
Quarterly net charge-offs to average loans - annualized	0.05%	0.14%	0.04%
Nonperforming loans to total loans	0.42%	0.44%	0.39%
Nonperforming assets to total assets	0.30%	0.31%	0.30%
Allowance for credit losses to total loans	1.42%	1.44%	1.51%

Noninterest Income
Total noninterest income for the fourth quarter of 2025 was negative $22.3 million, reflecting the inclusion of the $43.7 million loss on securities. Excluding the loss on securities, noninterest income totaled $21.4 million during the fourth quarter of 2025, a 42.6% increase from the $15.0 million adjusted noninterest income recorded in the linked quarter and a 57.0% increase from the $13.6 million recorded for the like quarter. As compared to the linked quarter, noninterest income, excluding the loss on securities, increased primarily due to a pretax gain of $4.6 million realized upon the sale of an office building during the quarter.

Noninterest Expenses
Noninterest expenses amounted to $62.2 million for the fourth quarter of 2025 compared to $60.2 million for the linked quarter and $58.3 million for the like quarter. The $2.0 million, or 3.3%, increase in noninterest expense from the linked quarter was driven by a $0.6 million increase in total personnel expenses arising from increased total personnel expense and incentives as well as a $1.8 million increase in other operating expenses. The $3.9 million increase from the like quarter was driven by a $2.3 million increase in total personnel expenses and a $1.7 million increase in other operating expenses. For the fourth quarter of 2025, other operating expenses included several elevated expense categories arising from increased customer-driven and seasonal activity.

Income Taxes
Income tax expense totaled $1.2 million for the fourth quarter of 2025 compared to $5.6 million for the linked quarter and $3.3 million for the like quarter. These equated to effective tax rates of 7.3%, 21.6% and 48.4% for the respective periods. The fourth quarter of 2025 included approximately $2.1 million of net discrete tax benefits, primarily arising from state taxes, including the continued NC graduated tax rate reductions.

Balance Sheet
Total assets at December 31, 2025 were $12.7 billion, a decrease of $81.9 million, or 2.5% annualized, from the linked quarter and an increase of $520.6 million, or 4.3%, from a year earlier.

Fourth Quarter 2025 Results
Key period end balance sheet components are presented below.

BALANCES ($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	Change 4Q25 vs 3Q25	Change 4Q25 vs 4Q24

Total assets	$12,668,339	$12,750,263	$12,147,694	(0.6)%	4.3%
Loans	8,722,419	8,419,224	8,094,676	3.6%	7.8%
Investment securities	2,561,655	2,680,401	2,563,060	(4.4)%	(0.1)%
Total cash and cash equivalents	309,595	597,975	507,507	(48.2)%	(39.0)%
Noninterest-bearing deposits	3,486,985	3,580,560	3,367,624	(2.6)%	3.5%
Interest-bearing deposits	7,261,436	7,300,610	7,162,901	(0.5)%	1.4%
Borrowings	74,569	92,421	91,876	(19.3)%	(18.8)%
Shareholders’ equity	1,654,168	1,603,323	1,445,611	3.2%	14.4%
Driven by prepayments, maturities and sales in excess of reinvestments, total investment securities decreased to $2.6 billion at December 31, 2025, reflecting a $118.7 million decrease from the linked quarter. Total unrealized losses on available for sale investment securities was $194.1 million at December 31, 2025, as compared to $251.8 million at September 30, 2025 and $368.1 million at December 31, 2024. As part of the November securities loss-earnback transaction in the securities portfolio, $342.0 million of securities were sold at a loss of $43.7 million and $228.4 million of securities were purchased, with a weighted average yield of 4.36%.
Total loans amounted to $8.7 billion at December 31, 2025, an increase of $303.2 million, or 14.3% annualized, from September 30, 2025 and an increase of $627.7 million, or 7.8%, from December 31, 2024. Please see below table for total loan portfolio mix. As of December 31, 2025, there were no notable concentrations in geographies within North Carolina and South Carolina or industries, including in office or hospitality categories, which are included in the "commercial real estate - non-owner occupied" category in the table below. The Company's exposure to non-owner occupied office loans represented approximately 6.3% of the total portfolio at December 31, 2025, with the largest loan being $33.0 million and with an average loan outstanding balance of $1.4 million. Non-owner occupied office loans are generally in non-metro markets and the ten largest loans in this category represent less than 2% of the total loan portfolio.
The following table presents the period end balance and portfolio percentage by loan category.

LOAN PORTFOLIO	December 31, 2025		September 30, 2025		December 31, 2024
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Commercial and industrial	$1,046,438	12%	$904,226	11%	$919,690	11%
Construction, development & other land loans	753,199	9%	688,302	8%	647,167	8%
Commercial real estate - owner occupied	1,353,912	15%	1,337,345	16%	1,248,812	16%
Commercial real estate - non-owner occupied	2,843,555	33%	2,773,349	33%	2,625,554	33%
Multi-family real estate	537,015	6%	535,681	6%	506,407	6%
Residential 1-4 family real estate	1,736,453	20%	1,743,884	21%	1,729,322	21%
Home equity loans/lines of credit	383,652	4%	365,488	4%	345,883	4%
Consumer loans	67,458	1%	70,031	1%	70,653	1%
Loans, gross	8,721,682	100%	8,418,306	100%	8,093,488	100%
Unamortized net deferred loan fees	737		918		1,188
Total loans	$8,722,419		$8,419,224		$8,094,676
Total deposits were $10.7 billion at December 31, 2025, a decrease of $132.7 million, or 4.8% annualized, from September 30, 2025 and an increase of $217.9 million, or 2.1%, from December 31, 2024.

Fourth Quarter 2025 Results
The Company has a diversified and granular deposit base which has remained a stable funding source with noninterest-bearing deposits comprising 32% of total deposits at December 31, 2025. As presented in the table below, our deposit mix has remained relatively consistent.

DEPOSIT PORTFOLIO	December 31, 2025		September 30, 2025		December 31, 2024
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Noninterest-bearing checking accounts	$3,486,985	32%	$3,580,560	33%	$3,367,624	32%
Interest-bearing checking accounts	1,420,795	13%	1,418,378	13%	1,398,395	13%
Money market accounts	4,510,356	42%	4,527,728	41%	4,285,405	41%
Savings accounts	526,643	5%	532,462	5%	542,133	5%
Other time deposits	493,282	5%	504,942	5%	566,514	5%
Time deposits >$250,000	305,473	3%	312,255	3%	360,854	4%
Total customer deposits	10,743,534	100%	10,876,325	100%	10,520,925	100%
Brokered deposits	4,887	—%	4,845	—%	9,600	—%
Total deposits	$10,748,421	100%	$10,881,170	100%	$10,530,525	100%
As of December 31, 2025 and September 30, 2025, estimated insured deposits totaled $6.5 billion, or 60.2% of total deposits. In addition, at December 31, 2025 and September 30, 2025, there were collateralized deposits of $730.4 million and $682.7 million, respectively, such that approximately 67.0% and 66.0%, respectively, of our total deposits were insured or collateralized at those dates.

Capital
The Company maintains capital in excess of well-capitalized regulatory requirements, with an estimated total risk-based capital ratio at December 31, 2025 of 16.08%, down from the linked quarter ratio of 16.58% and from the like quarter ratio of 16.63%. The decrease during the fourth quarter of 2025 in risk-based capital ratios was driven by the $303.2 million of loan growth during the quarter, which carries a higher risk weight than short term investments, along with the repayment of $18.0 million of subordinated debt during the quarter.
The Company has elected to exclude accumulated other comprehensive income ("AOCI") related primarily to available for sale securities from common equity tier 1 capital. AOCI is included in the Company’s tangible common equity ("TCE") to tangible assets ratio (a non-GAAP financial measure) which was 9.61% at December 31, 2025, an increase of 49 basis points from the linked quarter and 139 basis points from December 31, 2024. The fourth quarter increase in TCE was driven by improvements in the level of unrealized losses on the available for sale securities portfolio during the quarter, partially a result of the securities loss-earnback transaction along with market improvements. Please refer to Appendix A for a reconciliation of common equity to TCE (a non-GAAP measure) and Appendix C for a calculation of the TCE ratio (a non-GAAP measure).

CAPITAL RATIOS	December 31, 2025 (estimated)	September 30, 2025	December 31, 2024

Tangible common equity to tangible assets (non-GAAP)	9.61%	9.12%	8.22%
Common equity tier I capital ratio	14.06%	14.35%	14.35%
Tier I leverage ratio	11.19%	11.18%	11.15%
Tier I risk-based capital ratio	14.83%	15.14%	15.17%
Total risk-based capital ratio	16.08%	16.58%	16.63%

Fourth Quarter 2025 Results

Liquidity
Liquidity is evaluated as both on-balance sheet (primarily cash and cash-equivalents, unpledged securities and other marketable assets) and off-balance sheet (readily available lines of credit and other funding sources). The Company continues to manage liquidity sources, including unused lines of credit, at levels believed to be adequate to meet its operating needs for the foreseeable future.
The Company's on-balance sheet liquidity ratio (net liquid assets as a percent of net liabilities) at December 31, 2025 was 14.9%. In addition, the Company had approximately $2.5 billion in available lines of credit at that date resulting in a total liquidity ratio of 32.8%.

Fourth Quarter 2025 Results

About First Bancorp
First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina, with total assets of $12.7 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 113 branches in North Carolina and South Carolina. Since 1935, First Bank has taken a tailored approach to banking, combining best-in-class financial solutions, helpful local expertise, and technology to manage a home or business. First Bank also provides SBA loans to customers through its nationwide network of lenders. Member FDIC, Equal Housing Lender.
Please visit our website at www.LocalFirstBank.com for more information.
First Bancorp's common stock is traded on The NASDAQ Global Select Market under the symbol "FBNC."
Caution about Forward-Looking Statements: This News Release release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other words or phrases concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements. The Company is also not responsible for changes made to this press release by wire services, internet services or other media.

Non-GAAP Measures
In this Earnings Release, we present certain measures of our performance that are calculated by methods other than in accordance with generally accepted accounting principles (“GAAP”). Company management uses these non-GAAP measures for purposes of evaluating our performance. Non-GAAP measures exclude or include amounts that are not normally excluded or included in the most directly comparable measure determined in accordance with GAAP. Company management believes an appropriate analysis of the Company's financial performance requires an understanding of the factors underlying such performance. Non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP. Please see the Appendices attached to this Earnings Release for reconciliations of return on tangible common equity, tangible common equity, tangible book value per share, the tangible common equity ratio, adjusted net income and adjusted D-EPS.

Fourth Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED INCOME STATEMENT
	For the Three Months Ended			For the Twelve Months Ended
($ in thousands, except per share data - unaudited)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Interest income
Interest and fees on loans	$120,020	$118,822	$109,835	$462,306	$441,181
Interest on investment securities:
Taxable interest income	18,103	17,571	12,712	68,055	47,510
Tax-exempt interest income	1,115	1,114	1,116	4,461	4,466
Other, principally overnight investments	4,396	6,693	8,732	22,413	26,083
Total interest income	143,634	144,200	132,395	557,235	519,240
Interest expense
Interest on deposits	35,959	40,035	41,786	152,518	172,085
Interest on borrowings	1,476	1,676	1,768	6,470	14,882
Total interest expense	37,435	41,711	43,554	158,988	186,967
Net interest income	106,199	102,489	88,841	398,247	332,273
Provision for credit losses	4,732	3,442	507	11,502	16,448
Net interest income after provision for credit losses	101,467	99,047	88,334	386,745	315,825
Noninterest income
Service charges on deposit accounts	4,269	4,225	4,293	16,237	16,620
Other service charges and fees	5,653	6,355	5,828	24,486	22,267
Presold mortgage loan fees and gains on sale	583	471	676	1,819	2,292
Commissions from sales of financial products	1,800	1,678	1,202	6,274	5,270
SBA loan sale gains	—	869	291	1,072	3,630
Bank-owned life insurance income	1,375	1,289	1,225	5,113	4,773
Securities losses, net	(43,722)	(27,905)	(36,820)	(71,627)	(37,981)
Other Income, net	7,743	139	128	8,691	1,028
Total noninterest income	(22,299)	(12,879)	(23,177)	(7,935)	17,899
Noninterest expenses
Salaries, incentives and commissions expense	30,747	31,065	28,447	119,478	113,853
Employee benefit expense	6,673	5,751	6,702	24,706	26,169
Total personnel expense	37,420	36,816	35,149	144,184	140,022
Occupancy and equipment expense	4,903	5,145	4,700	20,435	20,535
Intangibles amortization expense	1,294	1,394	1,563	5,672	6,604
Other operating expenses	18,606	16,856	16,867	69,019	68,446
Total noninterest expenses	62,223	60,211	58,279	239,310	235,607
Income before income taxes	16,945	25,957	6,878	139,500	98,117
Income tax expense	1,232	5,594	3,327	28,452	21,902
Net income	$15,713	$20,363	$3,551	$111,048	$76,215
Earnings per common share:
Basic	$0.38	$0.49	$0.09	$2.68	$1.85
Diluted	0.38	0.49	0.08	2.68	1.84

Fourth Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED BALANCE SHEETS
($ in thousands - unaudited)	December 31, 2025	September 30, 2025	December 31, 2024
Assets
Cash and due from banks, noninterest-bearing	$146,759	$138,369	$78,596
Due from banks, interest-bearing	162,836	459,606	428,911
Total cash and cash equivalents	309,595	597,975	507,507

Securities available for sale	2,048,556	2,165,668	2,043,062
Securities held to maturity	513,099	514,733	519,998
Presold mortgages and SBA loans held for sale	7,790	4,032	5,942

Loans	8,722,419	8,419,224	8,094,676
Allowance for credit losses on loans	(123,581)	(120,948)	(122,572)
Net loans	8,598,838	8,298,276	7,972,104

Premises and equipment, net	139,125	141,441	143,459
Accrued interest receivable	39,206	35,986	36,329
Goodwill	478,750	478,750	478,750
Other intangible assets, net	17,232	18,526	22,904
Bank-owned life insurance	193,286	191,911	188,460
Other assets	322,862	302,965	229,179
Total assets	$12,668,339	$12,750,263	$12,147,694

Liabilities
Deposits:
Noninterest-bearing deposits	$3,486,985	$3,580,560	$3,367,624
Interest-bearing deposits	7,261,436	7,300,610	7,162,901
Total deposits	10,748,421	10,881,170	10,530,525

Borrowings	74,569	92,421	91,876
Accrued interest payable	3,747	4,436	4,604
Other liabilities	187,434	168,913	75,078
Total liabilities	11,014,171	11,146,940	10,702,083

Shareholders’ equity
Common stock	973,884	973,235	971,313
Retained earnings	829,659	823,483	756,327
Stock in rabbi trust assumed in acquisition	(885)	(877)	(1,148)
Rabbi trust obligation	885	877	1,148
Accumulated other comprehensive loss	(149,375)	(193,395)	(282,029)
Total shareholders’ equity	1,654,168	1,603,323	1,445,611
Total liabilities and shareholders’ equity	$12,668,339	$12,750,263	$12,147,694

Fourth Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary

TREND INFORMATION
	For the Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

PERFORMANCE RATIOS (annualized)
ROA (1)	0.49%	0.64%	1.24%	1.21%	0.12%
Adjusted ROA (2)	1.54%	1.31%	1.24%	1.21%	1.03%
ROCE (3)	3.83%	5.14%	10.11%	10.06%	0.96%
Adjusted ROCE (4)	12.01%	10.55%	10.11%	10.06%	8.60%
ROTCE (5)	5.80%	7.83%	15.25%	15.54%	1.93%
Adjusted ROTCE (6)	17.45%	15.66%	15.25%	15.54%	13.39%

COMMON SHARE DATA
Cash dividends declared - common	$0.23	$0.23	$0.23	$0.22	$0.22
Book value per common share	$39.89	$38.67	$37.53	$36.46	$34.96
Tangible book value per share (7)	$28.23	$26.98	$25.82	$24.69	$23.17
Common shares outstanding at end of period	41,466,227	41,465,437	41,468,098	41,368,828	41,347,418
Weighted average shares outstanding - diluted	41,481,132	41,481,542	41,441,393	41,406,525	41,422,973

CAPITAL INFORMATION (preliminary for current quarter)
Tangible common equity to tangible assets (8)	9.61%	9.12%	8.83%	8.55%	8.22%
Common equity tier I capital ratio	14.06%	14.35%	14.64%	14.52%	14.35%
Total risk-based capital ratio	16.08%	16.58%	16.90%	16.80%	16.63%

(1) Calculated by dividing annualized net income by average assets.
(2) See Appendix E for a reconciliation of ROA to adjusted ROA.
(3) Calculated by dividing annualized tangible net income (net income adjusted for intangible asset amortization, net of tax), by average common equity. See Appendix F for the components of the calculation.

(4) See Appendix F for a reconciliation of ROCE to adjusted ROCE.
(5) Return on average tangible common equity is a non-GAAP financial measure. See Appendix G for the components of the calculation and the reconciliation of average common equity to average TCE.
(6) See Appendix G for a reconciliation of ROTCE to adjusted ROTCE.
(7) Tangible book value per share is a non-GAAP financial measure. See Appendix A for a reconciliation of common equity to tangible common equity and Appendix B for the resulting calculation.
(8) Tangible common equity ratio is a non-GAAP financial measure. See Appendix A for a reconciliation of common equity to tangible common equity and Appendix C for the resulting calculation.

	For the Three Months Ended
INCOME STATEMENT ($ in thousands except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net interest income	$106,199	$102,489	$96,676	$92,883	$88,841
Provision for credit losses	4,732	3,442	2,212	1,116	507
Noninterest income	(22,299)	(12,879)	14,341	12,902	(23,177)
Noninterest expense	62,223	60,211	58,983	57,893	58,279
Income before income taxes	16,945	25,957	49,822	46,776	6,878
Income tax expense	1,232	5,594	11,256	10,370	3,327
Net income	15,713	20,363	38,566	36,406	3,551

Earnings per common share - diluted	$0.38	$0.49	$0.93	$0.88	$0.08

Fourth Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - QUARTERS

	For the Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
($ in thousands)	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate
Assets
Loans (1) (2)	$8,535,422	$120,020	5.58%	$8,297,643	$118,822	5.69%	$7,993,671	$109,835	5.47%
Taxable securities	2,566,169	18,103	2.82%	2,637,711	17,571	2.66%	2,535,232	12,712	2.01%
Non-taxable securities	285,729	1,115	1.56%	286,750	1,114	1.56%	289,922	1,116	1.54%
Short-term investments, primarily interest-bearing cash	404,658	4,396	4.31%	571,922	6,693	4.64%	773,655	8,732	4.49%
Total interest-earning assets	11,791,978	143,634	4.84%	11,794,026	144,200	4.86%	11,592,480	132,395	4.55%
Cash and due from banks	147,748			149,771			80,481
Premises and equipment	140,552			141,858			144,467
Other assets	635,861			554,361			426,343
Total assets	$12,716,139			$12,640,016			$12,243,771
Liabilities
Interest-bearing checking	$1,381,272	$2,100	0.60%	$1,403,683	$2,420	0.68%	$1,389,063	$2,438	0.70%
Money market deposits	4,539,138	28,358	2.48%	4,510,662	31,674	2.79%	4,273,170	31,430	2.93%
Savings deposits	530,147	249	0.19%	535,464	267	0.20%	542,861	269	0.20%
Other time deposits	503,149	2,937	2.32%	514,143	3,029	2.34%	598,152	4,192	2.79%
Time deposits >$250,000	305,844	2,315	3.00%	328,207	2,645	3.20%	377,693	3,457	3.64%
Total interest-bearing deposits	7,259,550	35,959	1.97%	7,292,159	40,035	2.18%	7,180,939	41,786	2.31%
Borrowings	83,117	1,476	7.04%	92,349	1,676	7.20%	91,789	1,768	7.66%
Total interest-bearing liabilities	7,342,667	37,435	2.02%	7,384,508	41,711	2.24%	7,272,728	43,554	2.38%
Noninterest-bearing checking	3,575,317			3,550,499			3,427,690
Other liabilities	170,179			133,905			77,172
Shareholders’ equity	1,627,976			1,571,104			1,466,181
Total liabilities and shareholders’ equity	$12,716,139			$12,640,016			$12,243,771
Net yield on interest-earning assets and net interest income		$106,199	3.58%		$102,489	3.46%		$88,841	3.05%
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		$106,601	3.60%		$102,828	3.47%		$89,587	3.08%
Interest rate spread			2.82%			2.62%			2.17%
Average prime rate			7.02%			7.46%			7.81%
(1)   Average loans include nonaccruing loans, the effect of which is to lower the average rate shown. Interest earned includes recognized net loan fees, including late fees, prepayment fees, and net deferred loan (cost)/fee amortization in the amounts of $(0.2) million, $(0.3) million and $(0.3) million for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(2)   Includes accretion of discount on acquired loans of $1.3 million, $1.6 million and $2.2 million for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(3)   Includes tax-equivalent adjustments to reflect the tax benefit that we receive related to tax-exempt securities and loans as reduced by the related nondeductible portion of interest expense.

Fourth Quarter 2025 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - YEAR-TO-DATE

	For the Twelve Months Ended
	December 31, 2025			December 31, 2024
($ in thousands)	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate
Assets
Loans (1) (2)	$8,283,246	$462,306	5.58%	$8,046,681	$441,181	5.48%
Taxable securities	2,632,412	68,055	2.59%	2,608,494	47,510	1.82%
Non-taxable securities	287,298	4,461	1.55%	291,520	4,466	1.53%
Short-term investments, primarily interest-bearing cash	496,404	22,413	4.52%	561,886	26,083	4.64%
Total interest-earning assets	11,699,360	557,235	4.76%	11,508,581	519,240	4.51%
Cash and due from banks	146,136			84,997
Premises and equipment	141,884			147,916
Other assets	524,650			393,001
Total assets	$12,512,030			$12,134,495
Liabilities
Interest-bearing checking	$1,412,605	$9,443	0.67%	$1,395,856	$9,910	0.71%
Money market deposits	4,437,314	119,158	2.69%	4,039,999	126,531	3.13%
Savings deposits	535,863	1,009	0.19%	564,473	1,209	0.21%
Other time deposits	527,357	12,406	2.35%	666,868	20,429	3.06%
Time deposits >$250,000	332,895	10,502	3.15%	373,851	14,006	3.75%
Total interest-bearing deposits	7,246,034	152,518	2.10%	7,041,047	172,085	2.44%
Borrowings	89,889	6,470	7.20%	232,967	14,882	6.39%
Total interest-bearing liabilities	7,335,923	158,988	2.17%	7,274,014	186,967	2.57%
Noninterest-bearing checking	3,506,429			3,367,035
Other liabilities	119,805			76,985
Shareholders’ equity	1,549,873			1,416,461
Total liabilities and shareholders’ equity	$12,512,030			$12,134,495
Net yield on interest-earning assets and net interest income		$398,247	3.40%		$332,273	2.89%
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		$399,636	3.42%		$335,256	2.93%
Interest rate spread			2.59%			1.94%
Average prime rate			7.37%			8.31%
(1)   Average loans include nonaccruing loans, the effect of which is to lower the average rate shown. Interest earned includes recognized net loan fees, including late fees, prepayment fees, and net deferred loan (cost)/fee amortization in the amounts of $(1.1) million and $(1.6) million for the twelve months ended December 31, 2025 and December 31, 2024, respectively.
(2)   Includes accretion of discount on acquired loans of $6.1 million and $8.9 million for the twelve months ended December 31, 2025 and December 31, 2024, respectively.
(3)   Includes tax-equivalent adjustments to reflect the tax benefit that we receive related to tax-exempt securities and loans as reduced by the related nondeductible portion of interest expense.

Fourth Quarter 2025 Results

Reconciliation of non-GAAP measures
APPENDIX A: Reconciliation of Common Equity to Tangible Common Equity ("TCE")

	For the Three Months Ended
($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Total shareholders' common equity	$1,654,168	$1,603,323	$1,556,180	$1,508,176	$1,445,611
Less: Goodwill and other intangibles, net of related taxes	(483,643)	(484,623)	(485,657)	(486,749)	(487,660)
Tangible common equity	$1,170,525	$1,118,700	$1,070,523	$1,021,427	$957,951

APPENDIX B: Calculation of Tangible Book Value Per Share ("TBVPS")

	For the Three Months Ended
($ in thousands except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Tangible common equity (Appendix A)	$1,170,525	$1,118,700	$1,070,523	$1,021,427	$957,951

Common shares outstanding	41,466,227	41,465,437	41,468,098	41,368,828	41,347,418
Tangible book value per common share	$28.23	$26.98	$25.82	$24.69	$23.17

APPENDIX C: TCE Ratio

	For the Three Months Ended
($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Tangible common equity (Appendix A)	$1,170,525	$1,118,700	$1,070,523	$1,021,427	$957,951

Total assets	12,668,339	12,750,263	12,608,265	12,436,245	12,147,694
Less: Goodwill and other intangibles, net of related taxes	(483,643)	(484,623)	(485,657)	(486,749)	(487,660)
Tangible assets ("TA")	$12,184,696	$12,265,640	$12,122,608	$11,949,496	$11,660,034
TCE to TA ratio	9.61%	9.12%	8.83%	8.55%	8.22%

Fourth Quarter 2025 Results

Reconciliation of non-GAAP measures, continued
APPENDIX D: Adjusted Net Income and Adjusted D-EPS

	For the Three Months Ended			For the Twelve Months Ended
($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net income (A)	$15,713	$20,363	$3,551	$111,048	$76,215
Impact of loss-earnback
Securities loss from loss-earnback	43,722	27,905	36,820	71,627	36,820
Less, tax impact	(10,141)	(6,472)	(8,660)	(16,613)	(8,660)
After-tax impact of loss-earnback	33,581	21,433	28,160	55,014	28,160

Adjusted net income (B)	$49,294	$41,796	$31,711	$166,062	$104,375

Weighted average shares outstanding - diluted (C)	41,481,132	41,481,542	41,422,973	41,453,247	41,327,216

D-EPS (A/C)	$0.38	$0.49	$0.09	$2.68	$1.84
Adjusted D-EPS (B/C)	$1.19	$1.01	$0.77	$4.01	$2.53

APPENDIX E: Calculation of Return on Average Assets ("ROA") and Adjusted ROA

	For the Three Months Ended
($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net income (A)	$15,713	$20,363	$38,566	$36,406	$3,551
After-tax impact of loss-earnback	33,581	21,433	—	—	28,160
Adjusted net income (B)	$49,294	$41,796	$38,566	$36,406	$31,711

Average total assets (C)	$12,716,139	$12,640,016	$12,458,372	$12,226,810	$12,243,771

ROA (A/C)	0.49%	0.64%	1.24%	1.21%	0.12%
Adjusted ROA (B/C)	1.54%	1.31%	1.24%	1.21%	1.03%

APPENDIX F: Calculation of Return on Common Equity ("ROCE") and Adjusted ROCE

	For the Three Months Ended
($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net income (A)	$15,713	$20,363	$38,566	$36,406	$3,551
After-tax impact of loss-earnback	33,581	21,433	—	—	28,160
Adjusted net income (B)	$49,294	$41,796	$38,566	$36,406	$31,711

Average common equity (C)	$1,627,976	$1,571,104	$1,530,550	$1,467,871	$1,466,181

ROCE (A/C)	3.83%	5.14%	10.11%	10.06%	0.96%
Adjusted ROCE (B/C)	12.01%	10.55%	10.11%	10.06%	8.60%

Fourth Quarter 2025 Results

Reconciliation of non-GAAP measures, continued
APPENDIX G: Calculation of Return on TCE ("ROTCE") and Adjusted ROTCE

	For the Three Months Ended
($ in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net Income	$15,713	$20,363	$38,566	$36,406	$3,551
Intangible asset amortization, net of taxes	994	1,066	1,123	1,159	1,195
Tangible Net income (A)	16,707	21,429	39,689	37,565	4,746
After-tax impact of loss-earnback	33,581	21,433	—	—	28,160
Adjusted tangible net income (B)	$50,288	$42,862	$39,689	$37,565	$32,906

Average common equity	$1,627,976	$1,571,104	$1,530,550	$1,467,871	$1,466,181
Less: Average goodwill and other intangibles, net of related taxes	(484,313)	(485,331)	(486,393)	(487,395)	(488,624)
Average TCE (C)	$1,143,663	$1,085,773	$1,044,157	$980,476	$977,557

ROTCE (A/C)	5.80%	7.83%	15.25%	15.54%	1.93%
Adjusted ROTCE (B/C)	17.45%	15.66%	15.25%	15.54%	13.39%

APPENDIX H: Impact of Hurricane Helene

	For the Three Months Ended			For the Twelve Months Ended
($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Impact of Hurricane Helene
Provision for (benefit from) credit losses	$(1,600)	$(4,000)	$—	$(11,100)	$13,000
Building repairs and maintenance	—	—	(24)	—	276
Other	—	—	(3)	—	93
Total	(1,600)	(4,000)	(27)	(11,100)	13,369
Less, tax impact	371	928	6	2,575	(3,096)
After-tax impact of Hurricane Helene	$(1,229)	$(3,072)	$(21)	$(8,525)	$10,273

Weighted average shares outstanding - diluted	41,481,132	41,481,542	41,422,973	41,453,247	41,327,216

Impact of Hurricane Helene per diluted share	$0.03	$0.07	$—	$0.21	$(0.25)

Fourth Quarter 2025 Results

Supplemental information
APPENDIX I: Loan purchase discount accretion and its impact on the Company's NIM
Included in interest income for the fourth quarter of 2025 was loan purchase accounting discount accretion of $1.3 million compared to $1.6 million for the linked quarter and $2.2 million for the like quarter, with the activity primarily related to the continued repayments/reduction of the loan portfolio acquired from GrandSouth Bancorporation in January of 2023. Loan discount accretion had positive impacts of three basis points, four basis points and six basis points, respectively, on the Company's NIM and NIM-T/E in the fourth quarter of 2025, the linked quarter and the like quarter.
The following table presents the impact to net interest income of the purchase accounting adjustments for each period.

	For the Three Months Ended
NET INTEREST INCOME PURCHASE ACCOUNTING ADJUSTMENTS ($ in thousands)	December 31, 2025	September 30, 2025	December 31, 2024

Interest income - increased by accretion of loan discount on acquired loans	$1,298	$1,584	$2,195
Total interest income impact	1,298	1,584	2,195
Interest expense - increased by discount accretion on deposits	(62)	(77)	(145)
Interest expense - increased by discount accretion on borrowings	(161)	(197)	(195)
Total net interest expense impact	(223)	(274)	(340)
Total impact on net interest income	$1,075	$1,310	$1,855